UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 10, 2015

HENNESSY CAPITAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Louisiana Street, Suite 900 Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 300-8242

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Purchase Agreement

On February 10, 2015, Hennessy Capital Acquisition Corp. (the “Company”) entered into an amendment to the Purchase Agreement (the “Amendment”) with Hennessy Capital Partners I LLC (our “Sponsor”) and The Traxis Group, B.V. (“Seller”), which is majority owned by funds affiliated with Cerberus Capital Management, L.P., pursuant to which the Company and Seller agreed to reduce the aggregate equity purchase price for the previously announced purchase agreement to acquire from Seller all of the outstanding capital stock of School Bus Holdings Inc. (“SBH”) which, through its subsidiaries, conducts its business under the “Blue Bird” name (the “Business Combination”).

The terms of the Amendment provide for a reduction of the aggregate equity purchase price for the Business Combination from $255.0 million to $220.0 million (the “Total Purchase Price”). As a result of the Amendment, Seller will receive 3.5 million less shares of Hennessy Capital common stock in the Business Combination, a decrease ranging from 22.6% (assuming the redemption of 4.0 million shares) to 30.4% (assuming no redemptions). The cash component of the consideration payable to Seller in the Business Combination remains unchanged. However, Seller reserves the right to waive the minimum cash requirement at closing.

The Total Purchase Price is payable partially in cash (the “Cash Component”) and partially in Company common stock (the “Equity Component”). Pursuant to the Purchase Agreement, as amended by the Amendment, the Total Purchase Price is payable as follows:

•	The Cash Component represents the cash the Company will have available to pay the Total Purchase Price. The Cash Component will equal (i) the dollar amount remaining in the Company’s trust account after redemptions as described in the Company’s definitive proxy statement, dated January 20, 2015, plus (ii) the amount raised pursuant to the PIPE Investment (as defined in the Company’s definitive proxy statement), expected to be $40.0 million (which amount has already been subscribed), but subject to possible increase up to $50.0 million, plus (iii) the amount raised if the Company conducts a private placement pursuant to the Backstop Commitment (as defined in the Company’s definitive proxy statement) minus (iv) the Company’s expenses incurred in connection with the Business Combination; and

•	The Equity Component will equal 8.0 million shares of Company common stock, subject to the following:

•	if the Cash Component is greater than $140.0 million, the Equity Component will be reduced by one share of common stock for each $10.00 of such excess; and

•	if the Cash Component is less than $140.0 million, the Equity Component will be increased by one share of common stock for each $10.00 of such shortfall, provided that if the amount of the Cash Component is less than $100.0 million, Seller may, at its option, terminate the Purchase Agreement.

If the Cash Component is less than $100.0 million and Seller does not elect to terminate the Purchase Agreement, the Equity Component will equal 12.0 million shares, plus one share of common stock for each $10.00 of the shortfall from $100.0 million to the actual amount of the Cash Component. In addition, if Seller does not elect to terminate the Purchase Agreement in this circumstance, Seller and the Sponsor have reached an agreement in principle whereby the Sponsor would be required to make certain cash payments to Seller during the period following the expiration of Seller’s 180-day post-closing lock-up agreement and ending on the first anniversary of the closing of the Business Combination, in an amount not to exceed the market value of 600,000 founder shares in the aggregate.

In addition, the Amendment provides for an amended and restated form of indemnification agreement for Seller appointees to the Company’s Board of Directors. Assuming approval of the Director Election Proposal at the special meeting of stockholders relating to the Business Combination (the “Special Meeting”), the Company will offer such appointees the opportunity to enter into this agreed upon form of indemnification agreement with the Company prior to or concurrent with the closing of the Business Combination.

A copy of the Amendment is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the Amendment is qualified in its entirety by reference thereto.

Founder Share Cancellation Agreement

On February 10, 2015, our Sponsor, the Company and Seller entered into the Founder Share Cancellation Agreement, which provides for the forfeiture by the Company’s initial stockholders, upon closing of the Business Combination, of 1,900,000 founder shares, including all 718,750 “founder earnout shares” (which were subject to forfeiture in certain circumstances as described in the Company’s definitive proxy statement) and, immediately thereafter, the retirement and cancellation by the Company of all such forfeited shares, upon which such forfeited shares will no longer be issued or outstanding. Our Sponsor has also agreed in the Founder Share Cancellation Agreement that it will not, directly or indirectly, transfer or otherwise dispose of the founder shares to be so forfeited prior to the closing of the Business Combination. The founder share forfeitures contemplated by the Founder Share Cancellation Agreement will result in an approximately 66% decrease in the number of founder shares outstanding from 2,875,000 to 975,000 upon closing of the Business Combination.

The effect of the 5.4 million share reduction resulting from the Amendment and the founder share forfeitures contemplated by the Founder Share Cancellation Agreement, taken together, is to reduce the pro forma outstanding common share count by approximately 20%, from 27,087,500 (as disclosed in the Company’s definitive proxy statement) to 21,687,500 (after giving effect to the Business Combination and the Company’s previously announced Public Warrant Exchange Offer and Sponsor Warrant Exchange, but excluding any common shares underlying the Series A Convertible Preferred Stock to be issued by the Company in connection with the Business Combination and the Company’s unexchanged warrants).

A copy of the Founder Share Cancellation Agreement is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference, and the foregoing description of the Amendment is qualified in its entirety by reference thereto.

Item 7.01 Regulation FD Disclosure

Attached as Exhibit 99.l to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference is a supplement to the Company’s previously furnished investor presentation that will be used by the Company in its discussions and meetings with certain existing and potential stockholders of the Company regarding the amended terms of the Business Combination described above under Item 1.01.

The foregoing (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Additional Information about the Business Combination

The Company has filed with the U. S. Securities and Exchange Commission (“SEC”) a definitive proxy statement in connection with the Business Combination and other matters and, beginning on January 21, 2015, mailed the definitive proxy statement and other relevant documents to stockholders of the Company as of the January 2, 2015 record date for the Special Meeting. Stockholders of the Company and other interested persons are advised to read the definitive proxy statement and any other relevant documents (including the supplement to the definitive proxy statement, dated February 10, 2015) that have been or will be filed with the SEC in connection with the Company’s solicitation of proxies for the Special Meeting because these documents will contain important information about the Company, SBH and the Business Combination. Stockholders may also obtain a free copy of the definitive proxy statement, as well as other relevant documents that have been or will be filed with the SEC (including the supplement to the definitive proxy statement, dated February 10, 2015), without charge, at the SEC’s website located at www.sec.gov or by directing a request to Daniel J. Hennessy, Chairman and Chief Executive Officer, 700 Louisiana Street, Suite 900, Houston, Texas, 77002, (312) 876-1956.

Participants in the Solicitation

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from the Company’s stockholders in respect of the Business Combination and the other matters set forth in the definitive proxy statement. Information regarding the Company’s directors and executive officers and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Company’s definitive proxy statement for the Business Combination, which has been filed with the SEC.

Forward-Looking Statements

This Current Report on Form 8-K may include forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements and are identified with, but not limited to, words such as “believe” and “expect”. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. Actual results may differ materially from those expressed herein due to many factors such as, but not limited to, the ability to satisfy closing conditions for the Business Combination, including stockholder and other approvals, the performances of the Company and Blue Bird, the ability of the combined company to be successful in its appeal of the delisting determination by the staff of the Listing Qualifications Department of the Nasdaq Stock Market and to meet the Nasdaq Capital Market’s listing standards, including having the requisite number of stockholders, and the risks identified in the Company’s prior and future filings with the SEC (available at www.sec.gov), including the Company’s definitive proxy statement filed in connection with the Business Combination (and the supplement to the definitive proxy statement, dated February 10, 2015) and the Company’s final prospectus dated January 16, 2014. These statements speak only as of the date they are made and the Company undertakes no obligation to update any forward-looking statements contained herein to reflect events or circumstances which arise after the date of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amendment No. 1 to Purchase Agreement, dated as of February 10, 2015, by and among Hennessy Capital Acquisition Corp., Hennessy Capital Partners I LLC (solely for purposes of Section 10.01(a) thereof) and The Traxis Group B.V.

10.2	Founder Share Cancellation Agreement, dated as of February 10, 2015, by and among Hennessy Capital Acquisition Corp., Hennessy Capital Partners I LLC and The Traxis Group B.V.

99.1	Supplement to Investor Presentation dated February 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 11, 2015	HENNESSY CAPITAL ACQUISITION CORP.

	By:	/s/ Daniel J. Hennessy
	Name:	Daniel J. Hennessy
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 1 to Purchase Agreement, dated as of February 10, 2015, by and among Hennessy Capital Acquisition Corp., Hennessy Capital Partners I LLC (solely for purposes of Section 10.01(a) thereof) and The Traxis Group B.V.

10.2	Founder Share Cancellation Agreement, dated as of February 10, 2015, by and among Hennessy Capital Acquisition Corp., Hennessy Capital Partners I LLC and The Traxis Group B.V.

99.1	Supplement to Investor Presentation dated February 2015